United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to

Section 14(a) of the Securities Exchange Act of 1934

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Senmiao Technology Limited
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SENMIAO TECHNOLOGY LIMITED

16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone

Chengdu, Sichuan, People’s Republic of China 610000

September 28, 2020

Dear Stockholders:

On behalf of the Board of Directors of Senmiao Technology Limited (the “Company”), I cordially invite you to the 2020 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 9 p.m., Eastern Time, on Thursday, October 29, 2020 at the Company’s offices at 16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, People’s Republic of China 610000.

Details about the Meeting, nominees for election to the Board of Directors and other matters to be acted on at the Meeting are presented in the notice of the Meeting and proxy statement that follow. We will begin distributing the notice and proxy statement for the Meeting and our Annual Report on Form 10-K, and proxy card to stockholders on or about October 2, 2020.

Your vote is important — please date, sign and return your proxy card in the enclosed envelope or vote online or by telephone as soon as possible to ensure that your shares will be represented and voted at the Meeting even if you cannot attend. If you attend the Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

If you have any questions regarding this material, please do not hesitate to call me at +86 28 88678707.

Sincerely yours,

Xi Wen
Chairman and Chief Executive Officer,
President and Secretary

SENMIAO TECHNOLOGY LIMITED

16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone

Chengdu, Sichuan, People’s Republic of China 610000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, OCTOBER 29, 2020

The 2020 Annual Meeting of Stockholders (the “Meeting”) of Senmiao Technology Limited (the “Company”) will be held at 9 p.m., Eastern Time, on Thursday, October 29, 2020, at 16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, People’s Republic of China 610000, for the following purposes:

1.	To elect five directors to serve until the 2021 annual meeting of stockholders, or until their successors are elected and qualified or until their earlier deaths, resignations or removals;

2.	To ratify the appointment of Friedman LLP as the Company’s registered public accounting firm for the fiscal year ending March 31, 2021;

3.	To authorize the Board of Directors to effect a reverse stock split of the Company’s outstanding shares of common stock in a ratio of between one-for-five and one-for-ten, in its sole discretion, without further stockholder approval, by amending the Company’s Articles of Incorporation, as amended, at any time prior to our 2021 annual meeting of stockholders; and

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 21, 2020 as the record date for the Meeting and only holders of shares of common stock of record at that time will be entitled to notice of and to vote at the Meeting or any adjournment or adjournments thereof. Stockholders are cordially invited to attend the Meeting in person.

Whether or not you expect to attend the meeting, please read the proxy materials for the Meeting and complete the enclosed proxy card and promptly mail it in the enclosed envelope or vote online or by telephone in order to assure representation of your shares at the Meeting. Whether you are a registered stockholder or you hold your shares through a brokerage firm, you may cast your vote by visiting www.proxyvote.com with the voter control number included on your proxy card or a voting instruction card, as applicable.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON OCTOBER 29, 2020: The Company’s Proxy Statement for the Meeting and the Annual Report on Form 10-K for the fiscal year ended March 31, 2020 are available at https://materials.proxyvote.com/817225.

BY ORDER OF THE BOARD OF DIRECTORS,

Xi Wen
Chairman and Chief Executive Officer,
President and Secretary

September 28, 2020

SENMIAO TECHNOLOGY LIMITED

16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone

Chengdu, Sichuan, China 610000

+86 28 88678707

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, OCTOBER 29, 2020

These proxy materials are being made available to you electronically or, if you have requested, printed versions of these materials, have been delivered to you by mail in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Senmiao Technology Limited (the “Company,” “we,” “us” or “our” or similar terminology), a Nevada corporation, for our 2020 Annual Meeting of Stockholders (the “Meeting”) to be held at 9 p.m. Eastern Time, on Thursday, October 29, 2020, at our offices located at 16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, People’s Republic of China 610000.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE MEETING

What are proxy materials?

A proxy statement is a document which includes information that we are required to provide to you under the Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares (your “shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at the Meeting. The proxy materials include our proxy statement for the Annual Meeting (this “Proxy Statement”), our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 (“Annual Report”), and the proxy card or a voting instruction card for the Meeting.

This Proxy Statement contains information about the Meeting and was prepared by our management. We intend to mail this Proxy Statement, proxy card and our Annual Report to stockholders of record entitled to receive notice of the Meeting on or about October 2, 2020.

Who can vote at the Meeting?

Stockholders who owned shares of our Common Stock as of the close of business on September 21, 2020 (the “Record Date”) may attend and vote at the Meeting. There were shares of Common Stock outstanding on the Record Date. All shares of Common Stock shall have one vote per share and vote together as a single class. Information about the stock ownership of our directors and executive officers is contained in the section of this Proxy Statement entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors” on page 15 of this Proxy Statement.

What is the proxy card?

The proxy card enables you to appoint Xi Wen, our Chairman, Chief Executive Officer, President and Secretary, and Xiaoyuan Zhang, our Chief Financial Officer, and each of them, as your representative at the Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing him to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, we think that it is a good idea to complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

You are being asked to vote on:

1.	The election of five directors to serve until the 2021 annual meeting of stockholders, or until their successors are elected and qualified or until their earlier deaths, resignations or removals (“Proposal 1”);

2.	The ratification of Friedman LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021(“Proposal 2”); and

3.	The approval of the Board to effect a reverse stock split of the Company’s outstanding shares of common stock in a ratio of between one-for-five and one-for-ten, in its sole discretion, without further stockholder approval, by amending the Company’s Articles of Incorporation, as amended, at any time prior to our 2021 annual meeting of stockholders (“Proposal 3”).

We will also transact any other business that properly comes before the Meeting.

How does the Board recommend That I vote?

Our Board unanimously recommends that the stockholders vote “FOR” all proposals being put before our stockholders at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this Proxy Statement; however, you will not be able to vote in person at the Meeting.

How do I vote?

(1) You may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	for the election of five directors of our Board;

•	for the ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021;

•	for the approval to authorize the Board to effect a reverse stock split of the Company’s outstanding shares of Common Stock in a ratio of between one-for-five and one-for-ten, in its sole discretion, without further stockholder approval, by amending the Company’s Articles of Incorporation, as amended, at any time prior to our 2021 annual meeting of stockholders; and

•	according to the best judgment of the proxies, if a proposal comes up for a vote at the Meeting that is not on the proxy card.

(2) You may vote in person at the Meeting. We will pass out written ballots to anyone who wants to vote at the Meeting. However, if you hold your shares in street name, you must bring to the Meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

(3) You may vote online. You may also have access to the materials for the Meeting by visiting the website https://materials.proxyvote.com/817225. You may also cast your vote by visiting www.proxyvote.com with the voter control number included on your proxy card.

(4) You may vote by telephone. Call 1-800-690-6903 to vote by telephone until 11:59 p.m. Eastern Time on October 28, 2020. Have your proxy card in hand when you call and then follow the instructions.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

•	sending a written notice to the Secretary of the Company stating that you would like to revoke your proxy of a particular date;

•	signing another proxy card with a later date and returning it before the polls close at the Meeting; or

•	attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

What happens if I do not give specific voting instructions?

Stockholder of Record

If you are a registered stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or you sign, date and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their best judgment with respect to any other matters properly presented for a vote at the Meeting.

Beneficial Owners

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote at its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Meeting, assuming that a quorum is obtained.

Which proposals are considered “routine” or “non-routine”?

The ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021 (Proposal 2) and the approval of the amendment to our Articles of Incorporation to affect a reverse stock split (Proposal 3) are considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and, therefore, there may be broker non-votes on Proposal 1.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

How many votes are required to elect the directors?

The affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote is required to elect each of five nominees as directors. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

How many votes are required to ratify the Company’s independent public accountant?

The affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote is required to ratify Friedman LLP as our independent registered public accounting firm for the year ending March 31, 2021. Brokers will have discretion to vote on this proposal but abstentions will have no direct effect on the outcome of this proposal.

How many votes are required to amend our Articles of Incorporation to affect a reverse stock split?

The affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote is required to approve the amendment of our Articles of Incorporation to affect a reverse stock split. Brokers will have discretion to vote on this proposal but abstentions will have no direct effect on the outcome of this proposal.

Is my vote kept confidential?

Yes. Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce voting results at the Meeting and file a Current Report on Form 8-K announcing the voting results of the Meeting.

Who can help answer my questions?

You can contact our Chairman of the Board, Chief Executive Officer, President and Secretary, Mr. Xi Wen, at +86 28 88678707 or by sending a letter to him at offices of the Company at 16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, People’s Republic of China 610000 with any questions about proposals described in this Proxy Statement or how to execute your vote.

PROXY STATEMENT

INTRODUCTION

2020 Annual Meeting of Stockholders

This Proxy Statement is being furnished to the holders of our Common Stock in connection with the solicitation of proxies for use at the Meeting. The Meeting is to be held at 9 p.m., Eastern Time, on Thursday, October 29, 2020 at our offices located at 16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, People’s Republic of China 610000 and at any adjournment or adjournments thereof. The Company is soliciting proxies for use at the Meeting, including any postponements or adjournments.

Record Date; Mailing Date

The Board has fixed the close of business on September 21, 2020 as the Record Date for the determination of stockholders entitled to notice of, and to vote and act at, the Meeting. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote and act at, the Meeting. We will begin distributing the notice of the Meeting, the Proxy Statement, our Annual Report and proxy card to stockholders on or about October 2, 2020.

Proposals to be submitted at the Meeting

At the Meeting, stockholders will be acting upon the following proposals:

1.	To elect five directors to serve until the 2021 annual meeting of stockholders, or until their successors are elected and qualified or until their earlier deaths, resignations or removals;

2.	To ratify the appointment of Friedman LLP as the Company’s registered public accounting firm for the fiscal year ending March 31, 2021;

3.	To authorize the Board to effect a reverse stock split of the Company’s outstanding shares of Common Stock in a ratio of between one-for-five and one-for-ten, in its sole discretion, without further stockholder approval, by amending the Company’s Articles of Incorporation, as amended, at any time prior to our 2021 annual meeting of stockholders; and

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Principal Offices

The principal executive offices of the Company are located at 16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, China 610000. The Company’s telephone number at such address is +86 28 88678707.

Information Concerning Solicitation and Voting

As of the Record Date, there were 43,358,818 shares of Common Stock outstanding, each share entitled to one vote on each matter to be voted on at the Meeting. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Meeting. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Meeting. If a quorum should not be present, the Meeting may be adjourned until a quorum is obtained. To be elected, the nominee named in Proposal 1 must receive a majority of the votes of the shares of Common Stock cast in person or represented by proxy at the Meeting. For the purposes of election of such director, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote. “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no effect on the outcome of the vote. Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposals 2 and 3.

Expenses

The expense of preparing, printing and mailing the proxy materials and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, email or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Revocability of Proxies

Proxies given by stockholders of record for use at the Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Meeting on the day of the Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF EACH OF THE PROPOSALS TO BE SUBMITTED AT THE MEETING.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Directors

Five directors are to be elected at the Meeting to serve until the 2021 annual meeting of stockholders, or until their successors are elected and qualified or until their earlier death, resignation or removal. The following table sets forth information concerning each nominee as of the date of the Record Date.

Name	Age	Position(s) Held	Director Since
Xi Wen	37	Chairman, Chief Executive Officer, President and Secretary	June 2017
Trent D. Davis	52	Director	March 2018
Xiaojuan Lin	55	Director	March 2018
Sichun Wang	32	Director	November 2018
Jie Gao	42	Director	November 2018

Xi Wen has been serving as President, Secretary and Director of the Company since June 2017, was appointed Chairman of the Board on July 20, 2017 and our Chief Executive Officer on August 1, 2018. Mr. Wen has over 10 years of experience in finance and investment management. He has been serving as Executive Director of Sichuan Senmiao since February 2017, in charge of all aspects of Senmiao's operations. Immediately prior to joining Senmiao, Mr. Wen served as a director of Chenghexin, where he was responsible for overseeing the operations of the Aihongsen lending platform from May 2015 to February 2017. He also founded Chengdu Fubang Zhuoyue Investment Co. in September 2013 and served as General Manager until May 2015. From January 2009 to August 2013, Mr. Wen was the General Manager of Chengdu Haiyuan Trading Co., Ltd., in charge of the company’s daily operations. Mr. Wen holds a Bachelor’s degree in Business and Economics from Manchester Metropolitan University in Manchester, United Kingdom. Mr. Wen is qualified to serve on our Board due to his knowledge of our businesses and expertise in business management, finance and investment.

Trent D. Davis has been a director of the Company since March 21, 2018. Mr. Davis is currently the Chief Executive Officer of Paulson Investment Company, LLC, which is a boutique investment firm specializing in private equity offerings for small to mid-cap markets. Formerly, from December 2014 to December 2018, Mr. Davis was President and Chief Operating Officer of Whitestone Investment Network, Inc., which specializes in providing executive advisory services to small entrepreneurial companies, as well as restructuring, recapitalizing, and making strategic investments in small to midsize companies. Currently, Mr. Davis is a Director for INVO Bioscience (OTC: INVOD), which is a medical device company focused on creating simplified, lower cost treatments for patients diagnosed with infertility. Formerly, from September 2016 to August 2019, Mr. Davis was Vice Chairman and Lead Director of Eastside Distilling Inc. (Nasdaq: EAST), a manufacturer of high-quality, master-crafted spirits. As the Lead Independent Director Dataram Corporation (Nasdaq: DRAM), which develops, manufactures, and markets memory products primarily used in enterprise servers and workstations worldwide, from July 2015 to April 2017, Mr. Davis helped the company successfully complete the reverse merger with U.S. Gold Corp (Nasdaq: USAU), a gold exploration and development company. Previously, from December 2014 to July 2015, Mr. Davis was Chairman of the Board for Majesco Entertainment Company (Nasdaq: COOL), an innovative developer, marketer, publisher, and distributor of interactive entertainment for consumers around the world. From November 2013 until July 2014, Mr. Davis served as the President and Director of Paulson Capital Corp. (Nasdaq: PLCC) until he successfully completed the reverse merger of Paulson with VBI Vaccines (Nasdaq: VBIV). He went on to serve as a member of its Board of Directors and Audit Committee until May 2016. Mr. Davis was also the Chief Executive Officer of Paulson Investment Company, Inc., a subsidiary of Paulson Capital Corp, from July 2005 to October 2014, and is credited with overseeing the syndication of approximately $600 million for over 50 client companies in both public and private transactions. In 2003, Mr. Davis served as Chairman of the Board of the National Investment Banking Association. Mr. Davis holds a B.S. in Business and Economics from Linfield College and an M.B.A. from University of Portland. Mr. Davis is qualified to serve on our Board because of his deep knowledge of finance and public company issues, capital market, advisory and entrepreneurial experiences, and extensive expertise in operational and executive management.

Xiaojuan Lin has been a director of the Company since July 20, 2017. Since March 2011, Ms. Lin has been the legal representative and Executive General Manager of Hunan Dinchengtai Investment Co. Ltd. She previously served as Deputy General Manager and Finance Manager of Hunan Xinhongxin Group from April 2004 to February 2010 where she was in charge of the group's finance, tax and accounting matters. From August 2000 to March 2004, Ms. Lin served as Finance Manager for Northwest Region at Tianjin Jiashijian Commercial Group, where she managed the group's finance, tax and accounting matters. She also acted as Budgeting and Accounting Manager of Cygent Hotel from 1986 to 2000. Ms. Lin holds a Bachelor’s degree in Statistics from Hunan Finance University in Hunan, China. She is a Certified Public Accountant in China. Ms. Lin is qualified to serve on our Board due to her expertise in accounting and finance.

Sichun Wang has been a director of the Company since November 8, 2018. Ms. Wang has served as the senior investment manager and financial controller of SWHY SDH Equity Investment Management, an equity investment and management company, since October 2016, where she leads the financial department of the company and participated in several pre-initial-public offering, mergers and acquisitions and secondary offering projects. From February 2016 to April 2016, she served as the trust manager of JIC Trust Company Limited, a trust and financial company. Prior to that, Ms. Wang served as the assistant manager of KPMG Huazhen from September 2011 to January 2016, where she participated in audits of multiple companies and achieved Bravo Award for outstanding performance. Ms. Wang received her Bachelor of Arts degree in accounting with honors from Michigan State University in East Lansing, MI. She is a Certified Public Accountant in China. Ms. Wang is qualified to serve on our Board due to her expertise in accounting and auditing and her experience with capital market and corporate financing.

Jie Gao has served as a director of the Company since November 8, 2018. She has been the general manager of Hunan Ruixi Financial Leasing Co., Ltd. (“Hunan Ruixi”), our majority owned subsidiary, since February 2018. She has also served as the executive director of Hunan Ruixi Automobile Leasing Co., Ltd., a wholly owned subsidiary of Hunan Ruixi, since April 2018. Prior to that, she was the executive director of Guangdong Hu Mao Sheng Tang Fund Management Co., Ltd., a fund management company, from May 2017 to January 2018, where she was responsible for the establishment and management of the finance and investment department. She served as the project director of finance and investment department of Resgreen Biotechnology Group Co., Ltd., a biotechnology company, from October 2003 to March 2017. Before that, she also served in administrative positions in electronic technology companies in Changsha, Hunan, China. She received an associate’s degree in hotel secretary from Hunan University of Commerce in Changsha, Hunan, China. Ms. Gao is qualified to serve on our Board due to her experience in business management, investment and finance.

There are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions. There are no family relationships between any of our directors or executive officers.

The enclosed proxy, if returned, and unless indicated to the contrary, will be voted for the election of the above nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

We have been advised by each of the five nominees that they are willing to be named as nominees and each are willing to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board.

Directors and Executive Officers

The table below sets forth the name, age and position of our directors and executive officers, their ages as of the Record Date.

Name	Age	Position
Xi Wen	37	Chief Executive Officer, Chairman of the Board, President and Secretary, Executive Director of Sichuan Senmiao
Xiaoyuan Zhang	32	Chief Financial Officer and Treasurer
Chunhai Li	35	Chief Technology Officer
Haitao Liu	49	Chief Operating Officer
Xiaojuan Lin	55	Director
Trent D. Davis	52	Director
Sichun Wang	32	Director
Jie Gao	42	Director

Xiaoyuan Zhang has been serving as our Chief Financial Officer since September 17, 2018. She has served as a director and the chairperson of the Audit Committee of Color Star Technology Co., Ltd. (Nasdaq: HHT), a provider of online and offline education services in China, since July 2019. Mr. Zhang previously served as Senior Auditor and Assurance Manager of Ernst & Young Hua Ming LLP, Chengdu Branch, from October 2010 to September 2018 where she participated in audits of several public companies listed in China, Hong Kong and Singapore, as well as large state-owned and foreign investment enterprises. Ms. Zhang received her dual bachelor’s degrees in accounting and law from Southwestern University of Finance and Economics in Chengdu, China. Ms. Zhang is an intermediate accountant and a Certified Public Accountant of the Chinese Institute of Certified Public Accountants.

Chunhai Li has been serving as the Chief Technology Officer of the Company since July 20, 2017 and Chief Technology Officer of Sichuan Senmiao since September 2016. Before joining Sichuan Senmiao, he was the Director of Research and Development of Beijing Huashengtiancheng Technology Co., Ltd. from October 2014 to August 2016, where he was in charge of the development of bank data platform and team management. Prior to that, he was the Director of Research and Development at Zhongkesanyang (Beijing) Technology Co., Ltd. from February 2013 to September 2014, primarily responsible for the organization of the company and technology team as well as management of technology and operations. From October 2007 to February 2013, he was the project manager for online banking at Beijing Yuxinyicheng Technology Co., Ltd., where he participated in and managed the online banking projects for many banks. Mr. Li received his bachelor's degree in computer science from University of Electronic Science and Technology of China.

Haitao Liu has been serving as the Chief Operating Officer since September 10, 2020. Prior to that, he was the Chief Executive Officer of Sichuan Senmiao from August 2018 to September 2020. Mr. Liu served as the Chief Executive Officer of Sichuan Senmiao from August 1, 2018 to September 10, 2020. Mr. Liu previously served as Chief Executive Officer of Shenzhen Qianhai Tuteng Internet Financial Services Co., Ltd., a peer-to-peer online lending company specialized in auto loans, from May 2015 to April 2018. Prior to that, he served as the Deputy General Manager of Chengdu High-Tech Zone Xingrui Microfinance Co., Ltd., a company offering loans to small businesses and individuals, from May 2012 to April 2015, as the Chief Financial Officer of Sichuan Information Industry Co., Ltd., an information technology company, from July 2006 to May 2012, and as the Deputy General Manager of Sichuan Zhongxin Hengde CPA Co., Ltd. from June 2000 to July 2006. He also served as a civil servant in Chenghua District People’s Government of Chengdu from June 1993 to June 2000. Mr. Liu received a master’s degree in EMBA (Finance) from Southwestern University of Finance and Economics, a bachelor’s degree in Business Administration from Southwest Jiaotong University and an associate degree in Commercial Economy from Southwestern University of Finance and Economics in China.

Information regarding the principal occupations of Xi Wen, Trent Davis, Sichun Wang, Xiaojuan Lin and Jie Gao is set forth above under the heading “Nominees for Directors.”

Certain Legal Proceedings

None of the Company’s directors and executive officers have been involved, in the past ten years and in a manner material to an evaluation of such person’s ability or integrity to serve in their respective position, in any of those “certain legal proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.

There are no material proceedings in which any of the Company’s directors, officers or affiliates, stockholders owning more than 5% of the Common Stock, or any associate of any such director, officer, affiliate, and stockholder of the Company, is a party adverse to the Company or any of its subsidiaries and variable interest entities or has a material interest adverse to the Company or any of its subsidiaries and variable interest entities.

Director Independence

Our Board is composed of a majority of independent directors as required by the listing rules of the Nasdaq Stock Market (“Nasdaq”). Our Board has determined that Mr. Davis, Ms. Lin and Ms. Wang qualify as independent directors under Nasdaq listing rules.

Meetings of the Board, Committees and Stockholders

During the fiscal year ended March 31, 2020, our Board held five meetings, our Audit Committee held four meetings, our Compensation Committee held one meeting and our Nominating and Corporate Governance Committee didn't hold any meeting. These meetings include those that were held in person and by means of a telephone call but do not include actions taken by unanimous written consent.

Each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board held during the fiscal year 2020, and (ii) the total number of meetings held by each committee of the Board on which such member served during the fiscal year 2020.

It is our policy that all directors must attend all stockholder meetings, barring extenuating circumstances. We expect all of our directors to attend the Meeting. All directors attended the 2019 annual meeting of stockholders.

Board Committees

Our Board has established three standing committees — Audit, Compensation, and Nominating and Corporate Governance. Each committee operates under a written charter adopted by the Board, which is available at http://senmiaotechir.com/corporate/governance.

Audit Committee

Our Audit Committee consists of Ms. Lin, Mr. Davis and Ms. Wang, and is chaired by Ms. Wang. Each of our Audit Committee members satisfies the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act of 1934, as amended (the “Exchange Act”). We have determined that Ms. Lin qualifies as an “audit committee financial expert.” The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The Audit Committee is responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-screening all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management's response;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”);

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

●	annually reviewing and reassessing the adequacy of our Audit Committee charter;

●	meeting separately and periodically with management and the independent registered public accounting firm; and

●	reporting to the Board.

Compensation Committee

Our Compensation Committee consists of Ms. Lin, Ms. Wang and Mr. Davis and is chaired by Ms. Lin. Each of the Compensation Committee members satisfies the “independence” requirements of the listing rules of Nasdaq. The Compensation Committee assists the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our executive officers may not be present at any committee meeting during which their compensation is deliberated upon. The Compensation Committee is responsible for, among other things:

●	reviewing the total compensation package for our executive officers and making recommendations to the Board with respect to it;

●	approving and overseeing the total compensation package for our executives other than the three most senior executives;

●	reviewing the compensation of our directors and making recommendations to the Board with respect to it; and

●	periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ms. Lin, Ms. Wang and Mr. Davis, and is chaired by Ms. Lin. Each member of our Nominating and Corporate Governance Committee satisfies the “independence” requirements of the Nasdaq listing rules. The Nominating and Corporate Governance Committee assists the Board in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	recommending nominees to the Board for election or re-election to the Board, or for appointment to fill any vacancy on the Board;

●	reviewing annually with the Board the current composition of the Board with regards to characteristics such as independence, age, skills, experience and availability of service to us;

●	selecting and recommending to the Board the names of directors to serve as members of the Audit Committee and the Compensation Committee, as well as of the nominating and corporate governance committee itself; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Nomination Process

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or stockholders. The committee will consider director candidates proposed by stockholders, provided that the stockholder recommendation complies with the Company’s By-law provisions requiring that stockholder submissions be submitted to the Company’s Secretary at its principal executive offices in a timely manner and include the information called for in the Company’s By-laws and the charter of the Nominating and Corporate Governance Committee concerning (a) the potential nominee and (b) the person proposing the nomination.

The Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it uses for any other potential nominee. In addition, the Nominating and Corporate Governance Committee has authority under its charter to retain a search firm to assist the Company with identifying and evaluating Board candidates who have the backgrounds, skills and experience that the Committee has identified as desired in director candidates. During the fiscal year 2020 the Nominating and Corporate Governance Committee did not engage any third parties to assist in the identification of nominees. During the fiscal year 2020, we did not receive any director nominee suggestions from stockholders.

After conducting an initial evaluation of a potential candidate, the Nominating and Corporate Governance Committee will interview that candidate if it believes such candidate might be suitable to be a director. The candidate may also meet with other members of the Board. At the candidate’s request, they may also meet with management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend that candidate’s election to the full Board.

The Nominating and Corporate Governance Committee selects each nominee based on the nominee’s skills, achievements and experience. The Nominating and Corporate Governance Committee considers a variety of factors in selecting candidates. The minimum characteristics that the Committee believes must be met include: independence, wisdom, integrity, an understanding and general acceptance of the Company’s corporate philosophy, valid business or professional knowledge and experience, a proven record of accomplishment with excellent organizations, an inquiring mind, a willingness to speak one’s mind, an ability to challenge and stimulate management, and a willingness to commit time and energy.

In making its selection of candidates to recommend for election, the Nominating and Corporate Governance Committee will consider candidates from diverse professional, racial, cultural, ethnic and gender backgrounds that combine a broad spectrum of experience and expertise with a reputation for integrity.

Board Leadership Structure and Role in Risk Oversight

Xi Wen is our Chairman and Chief Executive Officer. We have three independent directors but do not have a lead independent director. Our Board has three standing committees, each of which is comprised solely of independent directors with a committee chair. The Board believes that the Company’s Chief Executive Officer is best situated to serve as the Chairman of the Board because he is the director most familiar with our business and industry and the director most capable of identifying strategic priorities and executing our business strategy. In addition, having a single leader eliminates the potential for confusion and provides clear leadership for the Company. We believe that this leadership structure has served the Company well.

Our Board has overall responsibility for risk oversight. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular,

●	The Audit Committee oversees the Company’s risk policies and processes relating to the financial statements and financial reporting processes, as well as key credit risks, liquidity risks, market risks and compliance, and the guidelines, policies and processes for monitoring and mitigating those risks.

●	The Nominating and Corporate Governance Committee oversees risks related to the Company’s governance structure and processes.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended March 31, 2020 there were no delinquent filers.

Code of Ethics

We have adopted a written code of ethics that applies to all of our directors, officers and employees in accordance with the rules of Nasdaq and the SEC. The code is available at http://senmiaotechir.com/corporate/governance. We plan to disclose any changes in this code or waivers from this code that apply to our executive officers by posting such information to our website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by SEC or Nasdaq rules.

Audit Committee Report*

The Audit Committee during the fiscal year ended March 31, 2020 was composed of the following three directors: Sichun Wang, Xiaojuan Lin and Trent Davis, each of whom is independent as defined by the rules of the Nasdaq. Ms. Wang served as chairperson of the Audit Committee.

Management is responsible for the Company’s financial statements, financial reporting process and systems of internal accounting and financial reporting control. The Audit Committee’s responsibility is to oversee all aspects of the financial reporting process on behalf of the Board. The responsibilities of the Audit Committee also include engaging and evaluating the performance of Friedman LLP (“Friedman”) that serves as the Company’s independent auditor.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended March 31, 2020 with the Company’s management and Friedman. The Audit Committee has also discussed with Friedman the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from Friedman required by applicable requirements of the PCAOB regarding Friedman’s communications with the Audit Committee concerning independence, and has discussed with Friedman its independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended (and the Board approved) that the Company’s audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2020 for filing with the SEC.

Audit Committee of the Board

Sichun Wang, Chairperson

Xiaojuan Lin

Trent Davis

*       The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Beneficial Ownership of Principal Stockholders, Officers and Directors

As of September 28, 2020, there were 43,358,818 shares of Common Stock outstanding. The following table sets forth certain information known to us with respect to the beneficial ownership of Common Stock as of that date by (i) each of our directors and executive officers, (ii) all of our directors and executive officers as a group, and (iv) each person, or group of affiliated persons, whom we know to beneficially own more than 5% of our Common Stock.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

	Amount and
	Nature of	Percentage of
	Beneficial	Outstanding
Name and Address of Beneficial Owner (1)	Ownership	Shares
5% Stockholders
Senmiao International Investment Group Limited (2)	10,575,000	24.4%
HSA Investment Group Limited (3)	2,475,000	5.7%
Officers and Directors
Xi Wen (4)	1,158,053	2.7%
Xiaoyuan Zhang	—	—
Chunhai Li	—	—
Haitao Liu	—	—
Xiaojuan Lin	35,303	*
Trent D. Davis	35,303	*
Jie Gao	30,303	*
Sichun Wang	30,303	*
All directors and executive officers as a group (eight individuals)	1,289,265	3.0%

*        less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is 16F, Building A, Shihao Square, Middle Jiannan Avenue, High-Tech Zone, Chengdu, Sichuan, China.

(2)	Xiang Hu, through Senmiao International Investment Group Limited, a British Virgin Islands company wholly owned by him, owns 10,575,000 shares of Common Stock.
(3)	The natural person who exercises voting and dispositive power over the shares of Common Stock held by HSA Investment Group Limited is Wuyong Luo.

(4)	Includes 1,122,750 shares of Common Stock held in the name of Mr. Wen’s spouse.

Executive Compensation

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by: (i) each individual who served as the principal executive officer and principal financial officer of our company during the years ended March 31, 2020 and 2019. For purposes of this document, these individuals are collectively referred to as the “named executive officers” of the Company.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Xin Chen, Former Chief	2020	—	—	—	—	—	—	—	—
Executive Officer (1)	2019	37,372	—	—	—	—	—	—	37,372	(2)

Xi Wen	2020	156,319	—	31,050	—	—	—	—	187,369	(3)
Chief Executive Officer, Chairman, President and Secretary	2019	20,000	—	5,525	—	—	—	—	25,525	(4)

Rong Zhu, Former Chief Financial	2020	15,833	—	—	—	—	—	—	15,833
Officer and Treasurer, Current Chief Financial Officer and Treasurer of Sichuan Senmiao (5)	2019	19,375	—	—	—	—	—	—	19,375	(6)

Xiaoyuan Zhang, Chief Financial	2020	71,280	—	—	—	—	—	—	71,280
Officer and Treasurer (7)	2019	44,027	—	—	—	—	—	—	44,027	(8)

Chunhai Li, Chief Technology	2020	45,616	—	—	—	—	—	—	45,616
Officer	2019	19,673	—	—	—	—	—	—	19,673

Haitao Liu	2020	71,280	—	—	—	—	—	—	71,280
Chief Operating Officer, and former Chief Executive Officer, Sichuan Senmiao (9)	2019	52,074	—	—	—	—	—	—	52,074	(10)

(1)	Ms. Chen resigned as Chief Executive Officer of the Company on July 31, 2018.
(2)	The amount represents the total compensation Ms. Chen received as Chief Executive Officer of the Company from April 1, 2018 through her resignation on July 31, 2018.
(3)	The amount represents the total compensation Mr. Wen received as the Company’s Chairman and executive officer. Mr. Wen did not receive any compensation for his services as President and Secretary until June 20, 2019.
(4)	The amount represents the total compensation Mr. Wen received as the Company’s Chairman.
(5)	Ms. Zhu resigned as the Chief Financial Officer and Treasurer effective September 17, 2018.
(6)	The amount represents the total compensation Ms. Zhu received as the Company’s Chief Financial Officer and Treasurer through September 17, 2018, the effective date of her resignation. Ms. Zhu is the Chief Financial Officer and Treasurer of Sichuan Senmiao after her resignation.
(7)	Ms. Xiaoyuan Zhang was appointed by the Board to serve as the Chief Financial Officer and Treasurer of the Company upon the resignation of Ms. Rong Zhu.
(8)	The amount represents the total compensation Ms. Zhang received as the Company’s Chief Financial officer and Treasurer from September 17, 2018 through March 31, 2019.
(9)	Mr. Liu was appointed by the Board to serve as the Chief Executive Officer of Sichuan Senmiao upon the resignation of Ms. Xin Chen, effective August 1, 2018. Mr. Liu resigned as Chief Executive Officer of Sichuan Senmiao, effective September 10, 2020.
(10)	The amount represents the total compensation Mr. Liu received as the Chief Executive Officer of Sichuan Senmiao from August 1, 2018 through March 31, 2019.
(11)	Except Mr. Wen’s salaries paid for his services as Chief Executive Officer of the Company, other executive officers received their salaries in Renminbi which were translated into U.S. dollars at the average exchange rate used to translate statement of operations items, which was RMB6.9472 to US$1.00 for the year ended March 31, 2020 and RMB6.7126 to US$1.00 for the year ended March 31, 2019.

Employment Agreements and Potential Payments Upon Termination

Xi Wen, Chief Executive Officer, Chairman of the Board, President and Secretary

On May 27, 2019, the Company and Mr. Wen entered into an employment agreement (the “Wen Agreement”) to memorialize the compensation arrangement and the other terms of Mr. Wen’s continuing employment with the Company and Sichuan Senmiao. Under the Wen Agreement, Mr. Wen is entitled to the following compensation: (i) an annual salary of US$100,000 for his service as Chief Executive Officer of the Company, payable quarterly in arrears, starting upon the Company’s receipt of proceeds from a financing of at least $1,000,000; (ii) an annual salary of RMB 600,000 (approximately US$87,354) for his service as the Executive Director for Sichuan Senmiao, payable monthly in arrears starting upon the Company’s receipt of proceeds from a financing of at least $1 million; and (iii) a cash bonus of up to US$50,000 for his services as Chief Executive Officer of the Company for the fiscal year ended March 31, 2020 upon satisfaction of the performance targets as reviewed by the Compensation Committee.

Mr. Wen is also entitled to participate in the Company’s equity incentive plans and other Company benefits (including health insurance, vacation and expense reimbursement), each in accordance with the Company’s policies as determined by the Board from time to time. The Wen Agreement has an initial term of three years and is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term.

Pursuant to the Wen Agreement, the Company may terminate Mr. Wen’s employment for cause (as defined in the Wen Agreement), at any time, without notice. Upon a termination for cause, Mr. Wen will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and his right to all other benefits will terminate, except as required by any applicable law.

The Company may also terminate Mr. Wen’s employment without cause upon 30 days’ advance written notice. In the case of such a termination by the Company, the Company is required to provide the following severance payments and benefits to Mr. Wen: (1) a lump sum cash payment equal to three (3) months of the base salary as of the date of such termination; (2) a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the termination, if any; (3) payment of premiums for continued health benefits under the Company’s health plans for three (3) months following the termination, if any; and (4) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by Mr. Wen.

In addition, if the Company or its successor terminates the Wen Agreement upon a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, Mr. Wen shall be entitled to the following severance payments and benefits upon such termination: (1) a lump sum cash payment equal to three months of the base salary at a rate equal to the greater of his annual salary in effect immediately prior to the termination, or his then current annual salary as of the date of such termination; (2) a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the termination; (3) payment of premiums for continued health benefits under the Company’s health plans for three months following the termination; and (4) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by Mr. Wen.

Pursuant to the Wen Agreement, Mr. Wen may terminate his employment at any time with 30 days’ advance written notice without cause or if there is any significant change in his authority, duties and responsibilities or a material reduction in his annual salary. In such case, Mr. Wen will be entitled to receive compensation equivalent to three months of his base salary.

In order to receive any severance benefits under the Wen Agreement, Mr. Wen will be required to execute and deliver to the Company a general release of claims in a form reasonably satisfactory to the Board.

The Wen Agreement also contains customary restrictive covenants relating to confidentiality, non-competition and non-solicitation.

Xiaoyuan Zhang, Chief Financial Officer and Treasurer

On September 17, 2018, the Company and Ms. Zhang entered into an employment agreement (the “Zhang Agreement”). Under the Zhang Agreement, Ms. Zhang is entitled to an annual salary of RMB540,000 (approximately $78,620) for her services as Chief Financial Officer and Treasurer of the Company. She is also entitled to participate in the Company’s equity incentive plans and other Company benefits, each as determined by the Board from time to time. Her employment has an initial term of one year and is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term.

Pursuant to the Zhang Agreement, the Company may terminate Ms. Zhang’s employment for cause, at any time, without notice or remuneration, for certain acts, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to the detriment of the Company, or misconduct or a failure to perform agreed duties. In such case, Ms. Zhang will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and her right to all other benefits will terminate, except as required by any applicable law. The Company may also terminate Ms. Zhang’s employment without cause upon 30 days’ advance written notice. In such case of termination by the Company, the Company is required to provide the following severance payments and benefits to Ms. Zhang: a cash payment of one month of base salary as of the date of such termination for each year (which is any period longer than six months but no more than one year) and a cash payment of half month of base salary as of the date of such termination for any period of employment no more than six months, provided that the total severance payments shall not exceed twelve months of base salary.

Pursuant to the Zhang Agreement, Ms. Zhang may terminate her employment at any time with 30 days’ advance written notice if there is any significant change in her duties and responsibilities or a material reduction in her annual salary. In such case, Ms. Zhang will be entitled to receive compensation equivalent to 3 months of her base salary. In addition, if the Company or its successor terminates the Zhang Agreement upon a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, Ms. Zhang shall be entitled to the following severance payments and benefits upon such termination: (1) a lump sum cash payment equal to 3 months of base salary at a rate equal to the greater of her annual salary in effect immediately prior to the termination, or her then current annual salary as of the date of such termination; (2) a lump sum cash payment equal to a pro-rated amount of target annual bonus for the year immediately preceding the termination; (3) payment of premiums for continued health benefits under the Company’s health plans for 3 months following the termination; and (4) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by Ms. Zhang.

The Zhang Agreement also contains customary restrictive covenants relating to confidentiality, non-competition and non-solicitation.

Chunhai Li, Chief Technology Officer

Mr. Li serves as Chief Technology Officer of the Company pursuant to an employment agreement dated July 20, 2017. Under his employment agreement, Mr. Li is entitled to an annual salary of $1.00 for his services Chief Technology Officer of the Company. His employment has an initial term of one year and is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term.

We may terminate Mr. Li's employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, Mr. Li will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and his right to all other benefits will terminate, except as required by any applicable law. We may also terminate Mr. Li's employment without cause upon 30 days' advance written notice. In such case of termination by us, we are required to provide the following severance payments and benefits to him: (1) a lump sum cash payment equal to 3 months of his base salary as of the date of such termination; (2) a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the termination, if any; (3) payment of premiums for continued health benefits under the Company's health plans for 3 months following the termination, if any; and (4) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by him.

Mr. Li may terminate his employment at any time with 30 days' advance written notice if there is any significant change in his duties and responsibilities or a material reduction in his annual salary. In such case, Mr. Li will be entitled to receive compensation equivalent to three months of his base salary.

Mr. Li has agreed to hold, both during and after the termination of his employment agreement, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment, any of our confidential information or proprietary information of any third party received by us and for which we have confidential obligations. In addition, he has agreed to be bound by non-competition and non-solicitation restrictions during the term of his employment and for one year following termination of his employment.

Mr. Li also serves as Chief Technology Officer of Sichuan Senmiao pursuant to an employment agreement with Sichuan Senmiao for a term of three years ending September 11, 2022. Pursuant to the renewed employment agreement with Sichuan Senmiao in September 2019, Mr. Li receives an annual salary of RMB374,004 (approximately US$53,835) for his services and is entitled to benefits under PRC government statutory employee benefit plans.

Haitao Liu, Chief Operating Officer

Mr. Liu serves as the Chief Executive Officer of the Company pursuant to an employment agreement, dated September 11, 2020 (the “Liu Agreement”). Under the Liu Agreement, Mr. Liu is entitled to an annual salary of RMB540,000 (approximately $77,000) for his service as Chief Operating Officer of the Company. He is also entitled to participate in the Company’s equity incentive plans and other Company benefits, each as determined by the Board from time to time. His employment has an initial term of one year and is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term.

Pursuant to the Liu Agreement, the Company may terminate Mr. Liu’s employment for cause, at any time, without notice or remuneration, for certain acts, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to the detriment of the Company, or misconduct or a failure to perform agreed duties. In such case, Mr. Liu will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and his right to all other benefits will terminate, except as required by any applicable law. The Company may also terminate Mr. Liu’s employment without cause upon 30 days’ advance written notice. In such case of termination by the Company, the Company is required to provide the following severance payments and benefits to Mr. Liu: a cash payment of one month of base salary as of the date of such termination for each year (which is any period longer than six months but no more than one year) and a cash payment of half month of base salary as of the date of such termination for any period of employment no more than six months, provided that the total severance payments shall not exceed twelve months of base salary.

Pursuant to the Liu Agreement, Mr. Liu may terminate his employment at any time with 30 days’ advance written notice if there is any significant change in his duties and responsibilities or a material reduction in his annual salary. In such case, Mr. Liu will be entitled to receive compensation equivalent to 3 months of his base salary. In addition, if the Company or its successor terminates the Liu Agreement upon a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, Mr. Liu shall be entitled to the following severance payments and benefits upon such termination: (1) a lump sum cash payment equal to 3 months of base salary at a rate equal to the greater of his annual salary in effect immediate1y prior to the termination, or his then current annua1 salary as of the date of such termination; (2) a lump sum cash payment equal to a pro-rated amount of target annual bonus for the year immediately preceding the termination; (3) payment of premiums for continued health benefits under the Company’s health plans for 3 months fo1lowing the termination; and (4) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by Mr. Liu.

Outstanding Equity Awards at Fiscal Year-End

As of Mach 31, 2020, there was no outstanding equity awards of executive officers.

Director Compensation

The following table sets forth certain information concerning the compensation of our then serving non-executive directors for the fiscal year ended March 31, 2020:

	Fees earned or paid in cash $	Stock awards $	Option awards $	Non-equity incentive plan compensation $	Nonqualified deferred compensation earnings $	All other compensation $	Total $
Xiaojuan Lin	20,000	31,050	-	-	-	-	51,050
Trent Davis	40,000	31,050	-	-	-	-	71,050
Sichun Wang	20,000	20,000	-	-	-	-	40,000
Jie Gao	20,000	20,000	-	-	-	-	40,000

Each of our directors receives an annual retainer of $20,000 except that Mr. Trent receives an annual retainer of $40,000. They will also be reimbursed for reasonable, pre-approved expenses in connection with the performance of their services.

On August 3, 2018, our Board approved the grant of 5,000 restricted stock units (“RSUs”) to each of our directors then in office as part of their compensation for the fiscal year ended March 31, 2019. The RSUs vest in four equal quarterly installments on August 3, 2018, April 1, 2019, July 1, 2019 and October 1, 2019 or in full upon the occurrence of a change in control of the Company, subject to the terms and conditions set forth in the RSU agreement, provided that the director remains in service as a director through the applicable vesting date. RSUs will be settled by the Company's issuance of a share of Common Stock in certificated or uncertificated form upon the earlier of a (i) change in control and (ii) the director’s cessation as a director of the Company due to a "separation of service" within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, or the director’s death or disability.

As of March 31, 2020, the first installment of RSUs vested and the Company accounted for the vested RSUs as expenses and charged to Common Stock. The fair value of the vested RSUs is calculated at the grant date market price of the Company’s Common Stock multiplying by the number of vested shares.

On December 11, 2019, our Board approved the issuance of 30,303 RSUs to each of our directors as stock compensation for their services for the fiscal year ended March 31, 2020. The RSUs either vest on March 31, 2020 in full or upon the occurrence of a change in control of the Company, subject to the terms and conditions set forth in the Agreement, provided that the director receiving such RSUs remains in service as a director through March 31, 2020. RSUs shall be settled by the Company's issuance of a share of Common Stock in certificated or uncertificated form upon the earlier of (i) March 31, 2020, (ii) change in control and (ii) the director's cessation as a director of the Company due to a “separation of service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, or the director's death or disability.

As of March 31, 2020, all of the RSUs vested and the Company accounted for the vested RSUs as expenses and charged to Common Stock. The fair value of the vested RSUs is calculated at the grant date market price of the Company’s Common Stock multiplying by the number of vested shares. Total compensation expense for the year ended March 31, 2020 was $133,150.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our Company. None of our officers and directors currently serves, or in the past year has served, as a member of the compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Certain Relationships and Related Transactions

Our Audit Committee must review and approve any related person transaction we propose to enter into which would need to be disclosed under Item 404(a) of Regulation S-K. Our Audit Committee charter details the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of our company and our stockholders.

In December 2017, Sichuan Senmiao entered into loan agreements with two stockholders, who agreed to grant lines of credit of approximating $955,000 and $159,000, respectively, to Sichuan Senmiao for five years. The lines of credit are non-interest bearing, effective from January 2017. As of March 31, 2020, the outstanding balances in the discontinued operations were $108,711 and $73,384, respectively.

During the year end March 31, 2017, we entered into two office lease agreements which were set to expire in January 2020 with Hong Li, a shareholder of Sichuan Senmiao. On April 1, 2018, the two office leases were modified with the leasing term from April 1, 2018 to March 31, 2021. For the years ended March 31, 2020 and 2019, the Company paid $109,896 and $113,742, respectively, to the shareholder in rental expenses.

In September 2019, Hunan Ruixi entered into an office lease agreement which was set to expire in October, 2023 with Hunan Dingchentai Investment Co., Ltd. ("Dingchentai"), a Company where one of our independent director serves as legal representative and general manager. The rent was approximately $44,250 per year, payable on a quarterly basis. For the years ended March 31, 2020 and 2019, the Company incurred expense of $41,661 and $13,597 in rent, respectively, to Dingchentai.

In June 2019 and January 2020, the Company entered into two automobile maintenance services contracts with Sichuan Qihuaxin Automobile Services Co., Ltd and Sichuan Yousen Automobile Maintenance Service Co., Ltd, the companies which are controlled by one of the noncontrolling shareholder of Sichuan Jinkailong. During the year ended March 31, 2020, the Company paid automobile maintenance service fees of an aggregate of $36,088 and $21,759 to those companies, respectively.

Vote Required for Approval

Each director nominee receiving a majority of the votes cast at the Meeting, in person or by proxy, and entitled to vote in the election of directors, will be elected.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF FIVE DIRECTORS.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE

COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accountants. The Audit Committee appointed the firm of Friedman to serve as our registered public accounting firm for our fiscal year ending March 31, 2021. The report of Friedman on our consolidated financial statements for the fiscal year ended March 31, 2020 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. We do not expect any representative of Friedman to attend the Meeting.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On August 26, 2017, we dismissed Anton & Chia, LLP (“A&C”) as our independent registered public accounting firm. The reports of A&C, on our financial statements for each of the fiscal years ended March 31, 2017 and 2016 contained no adverse opinion or a disclaimer of opinion and were not modified. The decision to change independent accountants was approved by our Board on September 27, 2017.

During the fiscal years ended March 31, 2017 and 2016 and through the date of the dismissal of A&C, we had no disagreements with A&C, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of A&C, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

During the fiscal years ended March 31, 2017 and 2016 and through the date of the dismissal of A&C, there had been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

We provided A&C, with a copy of this disclosure before the filing was made with the SEC. We requested that A&C provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and we received a letter from A&C, stating that it agrees with the above statements.

We then engaged ZH CPA LLP (“ZH CPA”) on August 26, 2017 and the auditors’ actual work started right thereafter. Our Board approved and ratified the appointment of ZH CPA as our new independent registered public accounting firm, effective September 27, 2017. During the fiscal years ended March 31, 2017 and 2016 and through the date of the engagement of ZH CPA, we did not consult with ZH CPA regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). In approving the selection of ZH CPA as our new independent registered public accounting firm, the Board considered all relevant factors.

On April 4, 2018, ZH CPA resigned as our independent registered public accounting firm.

The reports of ZH CPA on the Company’s financial statements for the fiscal years ended March 31, 2017 and 2016 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended March 31, 2017 and 2016 and through April 4, 2018, there were (i) no disagreements between the Company and ZH CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of ZH CPA, would have caused ZH CPA to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

We provided ZH CPA with a copy of the disclosure above and requested that ZH furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not ZH agrees with the above disclosure. We received a letter from ZH CPA stating that it agrees with the above statements.

On April 4, 2018, our Audit Committee appointed Friedman as our new independent registered public accounting firm.

Except as disclosed herein, during the fiscal years ended March 31, 2017 and 2016 and in the subsequent interim period through April 4, 2018, the Company had not consulted with Friedman regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Friedman concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The following table shows the fees that we paid or accrued for the audit and other services provided by our independent registered public accounting firms for the fiscal years ended March 31, 2020 and 2019.

Fee Category	Fiscal Year Ended March 31, 2020	Fiscal Year Ended March 31, 2019
Audit Fees (1)	$261,755	$212,664
Audit-Related Fees(2)	$50,000	$35,178
Tax Fees(3)	$22,400	$-
All Other Fees(4)	$-	$-

(1)	This category consists of fees for professional services rendered by our principal independent registered public accountants for the audit of our annual financial statements, review of financial statements included in our quarterly reports and services that are normally provided by the independent registered public accounting firms in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	This category consists of fees for assurance and related services by our independent registered public accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultations concerning financial accounting and reporting standards.

(3)	This category consists of fees for professional services rendered by our independent registered public accountant for tax compliance, tax advice, and tax planning.

(4)	This category consists of fees for services provided by our independent registered public accountants other than the services described above.

Policy on Pre-Approval of Audit Services

Our Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm. During our fiscal year ended March 31, 2020, all the services provided by our auditor have been approved by our Audit Committee.

Vote Required for Approval

The affirmative vote of a majority of the votes cast by the holders of Common Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote thereon is required to approve this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF FRIEDMAN AS THE COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2021.

PROPOSAL 3

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

TO AFFECT A REVERSE STOCK SPLIT

General

On September 16, 2020, the Board approved the proposal for a reverse split to amend Article 3 of our Articles of Incorporation, as amended, to enable a potential reverse split (the “Reverse Split”) of our outstanding shares of Common Stock within a range of a ratio of not less than 1-for-5 and not more than 1-for-10, to be selected at the discretion of our Board. Stockholder approval of this proposal will authorize our Board, in its sole discretion, to determine whether to effect the Reverse Split and to set the exact ratio within the range at which the Reverse Split will be effected, at any time prior to our 2021 annual meeting of stockholders. Our Board believes that approval of this proposal to effect the Reverse Split and to determine the ratio as opposed to approval of an immediate reverse stock split at a specific ratio, and to effect such reverse stock split at any time prior to our 2021 annual meeting of stockholders, will provide our Board with maximum flexibility to react to current market conditions and therefore to achieve the purposes of the Reverse Split, if implemented, and to act in the best interests of our stockholders.

Effecting the Reverse Split requires that Article 3 of our Articles of Incorporation, as amended, be amended to include a reference to the Reverse Split. If approved, the Reverse Split will be effective upon the filing of a Certificate of Amendment to the Articles of Incorporation, in the form attached to this proxy statement as Annex A (the “Certificate of Amendment”), with the Secretary of State of Nevada, with such filing to occur, if at all, at the sole discretion of the Board.

The intention of the Board in obtaining approval for the authority to effect a Reverse Split would be to increase the stock price of our Common Stock sufficiently above the $1.00 minimum bid price requirement to regain its listing on the Nasdaq Capital Market (“Nasdaq”). The Board, in its sole discretion, can elect to abandon the Reverse Split in its entirety at any time.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock as described below. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders (whether such stockholders hold Common Stock) since each stockholder would hold the same percentage of our Common Stock (in hand or on an as converted basis) outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares would not be affected by the Reverse Split.

The table below sets forth the number of shares of our Common Stock outstanding before and after the Reverse Split based on shares of Common Stock outstanding as of the Record Date.

	Prior to the Reverse Split	Assuming a one-for- seven Reverse Split
Aggregate Number of Shares of Common Stock Outstanding	43,358,818	6,194,117

Except for certain possible de minimus adjustments, the Reverse Split will not have any dilutive effect on our stockholders as the proportion of shares owned or convertible by our stockholders relative to the number of shares of Common Stock outstanding issuance will remain the same.

Reasons for the Reverse Split; Nasdaq Requirements for Continued Listing

The Board’s primary objective in proposing a potential Reverse Split is to raise the per share trading price of our Common Stock. Our Common Stock currently trades on Nasdaq under the symbol “AIHS.”

On September 30, 2019, we received a deficiency notice from Nasdaq informing us that our Common Stock failed to comply with the $1 minimum bid price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) based upon the closing bid price of the Common Stock for the 30 consecutive business days prior to the date of the notice from Nasdaq. On March 31, 2020, we received another notice from Nasdaq indicating that we are eligible for an additional 180-day period, or until September 28, 2020, to regain compliance.

On April 20, 2020, we received an additional notice from Nasdaq indicating that, due to extraordinary market conditions, Nasdaq has determined to toll the compliance period for the minimum bid price requirement under Rule 5550(a)(2) through June 30, 2020. As a result, the new date by which we have to gain compliance with the minimum bid price requirement is December 11, 2020. To regain compliance, the minimum bid price of the Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive trading days at any time prior to December 11, 2020.

Our Board believes that the Reverse Split and any resulting increase in the per share price of our Common Stock will enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock, although we have not been told by them that is the reason for not investing in our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

We cannot assure you that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will be able to maintain our listing on Nasdaq.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Common Stock by up to a factor of at least five. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by a multiple equal to the number of pre-split shares, or result in any permanent increase in the market price of our Common Stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual holder of Common Stock would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing holders of Common Stock in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Upon receipt of stockholder approval for the Reverse Split Proposal, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the Certificate of Amendment will be filed with the Secretary of State of Nevada. The actual timing of the filing of the Certificate of Amendment with the Secretary of State of Nevada to effect the Reverse Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders. In addition, our Board may deem it advisable to effect the Reverse Split even if the price of our Common Stock is above $1.00 at the time the Reverse Split is to be effected. The Reverse Split will be effective as of the date of filing of the Certificate of Amendment with the Secretary of State of the State of Nevada (the “Effective Time”).

Upon the filing of the Certificate of Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

Effect on Registration

Our Common Stock is currently registered under the Securities Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock.

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold of record before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, we had 25 holders of record of our Common Stock. We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Split, the Certificate of Amendment will not reduce the authorized number of shares of our capital stock.

In accordance with our Articles of Incorporation, as amended, and Nevada law, our stockholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The authorized Common Stock will not be diluted as a result of the Reverse Split. The Common Stock that is authorized but unissued provides the Board with flexibility to effect among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Certificate of Amendment would continue to give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or regulations. The Certificate of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock or preferred stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio that is determined by the Board (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following discussion is a summary of the U.S. federal income tax consequences of the Reverse Split generally applicable to U.S. holders (as defined below) of our Common Stock, and is based upon U.S. federal income tax law and relevant interpretations thereof in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to you in light of your individual circumstances, including if you are subject to special tax rules that apply to certain types of investors (e.g., financial institutions, insurance companies, broker-dealers, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market tax accounting, S corporations, regulated investment companies, real estate investment trusts, investors that will hold our securities as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, the Medicare tax on certain investment income or the alternative minimum tax.

This summary is limited to U.S. holders that hold our Common Stock as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) regarding any matter discussed herein, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. holder” is a beneficial holder of Common Stock who or that, for U.S. federal income tax purposes, is:

•	an individual who is a United States citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for United States federal income tax purposes that is created or organized (or treated as created or organized) in or under the laws of the United States or any state or political subdivision thereof;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) it has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Vote Required

The approval of this proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of our Common Stock. Abstentions, but not broker non-votes, are considered present for purposes of establishing a quorum. However, abstentions will have the effect of a vote against this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

OTHER INFORMATION

Other Business

Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Deadline for Submission of Stockholder Proposals

Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2021 annual meeting of stockholders, we must receive the proposal at our principal executive offices, addressed to the Corporate Secretary no earlier than June 4, 2021, nor later than July 4, 2021.

A stockholder nomination of one or more director candidates for election to the Board to be included in our proxy statement for an annual meeting (a “proxy access nomination”) may be included in such proxy statement and properly brought before the 2021 annual meeting of stockholders as long as we receive information and notice of the proxy access nomination in compliance with the requirements set forth in Section 2.6 of our Bylaws, addressed to the Corporate Secretary at our principal executive offices no earlier than June 4, 2021, nor later than July 4, 2021.

In addition, a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 or a stockholder nomination of a director candidate that is not a proxy access nomination may be brought before our 2021 annual meeting of stockholders so long as we receive information and notice of the proposal in compliance with the requirements set forth in our Bylaws by July 4, 2021.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Chief Executive Officer. Our Chief Executive Officer will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single copy of the Notice, Proxy Statement, Annual Report or proxy card, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, please notify your bank or broker, and direct your written request to Chief Executive Officer of the Company, at 16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, People’s Republic of China 610000, Telephone: +86 28 88678707. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their bank or broker.

Annual Report

Accompanying this Proxy Statement is a copy of our Annual Report on Form 10-K for the year ended March 31, 2020. The Annual Report contains audited financial statements covering our fiscal year ended March 31, 2020. Copies of our Annual Report, as filed with the SEC, are available free of charge on our website at http://www.senmiaotech.com or you can request a copy free of charge by calling +86 28 88678707 or sending an email to julie@ihongsen.com. Please include your contact information with the request.

Annex A

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov*090204*Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLYCertificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)1. Name of corporation: Senmiao Technology Limited2. The articles have been amended as follows: (provide article numbers, if available) Article 3 of the Articles of Incorporation of the Corporation is hereby amended by adding a new subsection at the end of Article 3 as follows: (f) Upon the filing and effectiveness (the "Effective Time") of this Certificate of Amendment pursuant to the Nevada Revised Statutes, all the issued and outstanding shares of Common Stock (the "Old Common Stock") shall be automatically combined and reclassified such thatevery [( )] shares of Old Common Stock shall be combined and reclassified into one (1) validlyissued, fully paid and non-assessable share of Common Stock (the "New Common Stock") without any action by the holders thereof. The Corporation shall not issue fractional shares of New Common Stock in connection with the Reverse Stock Split. In lieu thereof, each fractional share of New Common Stock shall be rounded up to the nearest whole share.3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:4. Effective date and time of filing: (optional) Date:Time:5. Signature: (required)(must not be later than 90 days after the certificate is filed)X Signature of Officer*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.This form must be accompanied by appropriate fees.Nevada Secretary of State Amend Profit-After Revised: 1-5-15

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D24489-P45025 01) Xi Wen 02) Trent Davis 03) Xiaojuan Lin 04) Sichun Wang 05) Jie Gao Nominees: 2. To ratify the appointment of Friedman LLP as the Company's registered public accounting firm for the fiscal year ending March 31, 2021; The Board of Directors recommends you vote FOR the following proposals: 3. To authorize the Board of Directors to effect a reverse stock split of the Company's outstanding shares of common stock in a ratio of between one-forfive and one-for-ten, in its sole discretion, without further stockholder approval, by amending the Company's Articles of Incorporation, as amended, at any time prior to the 2021 annual meeting of stockholders; and 4. To transact any other business which may properly come before the meeting or any adjournment thereof. ! ! ! 1. Election of five directors, each to hold office until the 2021 annual meeting of stockholders or until their successors are elected and qualified; For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! SENMIAO TECHNOLOGY LIMITED To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: SENMIAO TECHNOLOGY LIMITED 16 F, SHIHAO SQ, MIDDLE JIANNAN BLVD. HIGH-TECH ZONE, CHENGDU SICHUAN, CHINA 610000 Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Standard Time on October 28, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Standard Time on October 28, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at https://materials.proxyvote.com/817225. D24490-P45025 PROXY SENMIAO TECHNOLOGY LIMITED 16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone Chengdu, Sichuan, People’s Republic of China 610000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Properly executed proxies received by the day before the meeting date will be voted as marked and, if not marked, will be voted FOR the election of the nominees listed, FOR proposals 2 and 3, and as determined by the appointed attorney and proxy with respect to other matters that may properly come before the meeting. THE UNDERSIGNED HEREBY APPOINTS XI WEN AND XIAOYUAN ZHANG, AND EACH OF THEM, AS ATTORNEY AND PROXY OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF SENMIAO TECHNOLOGY LIMITED HELD OF RECORD BY THE UNDERSIGNED ON SEPTEMBER 21, 2020, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, OCTOBER 29, 2020 AT 9:00 P.M. EASTERN TIME, OR ANY ADJOURNMENT THEREOF. Please date, sign and mail the proxy promptly in the self-addressed return envelope which requires no postage if mailed in the United States. Alternatively, you may vote by phone or the internet, as described in the instructions on the reverse side. Continued and to be signed on reverse side